SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

NETSCOUT SYSTEMS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment	of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Online Go to www.envisionreports.com/NTCT or scan the QR code – login details are located in the shaded bar below. Votes submitted electronically must be received by August 23, 2022 at 11:59 P.M., ET

Important Notice Regarding the Availability of Proxy Materials for the

NetScout Systems, Inc. Shareholder Meeting to be Held on August 24, 2022.

Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2022 Proxy Statement and Annual Report to shareholders and directions to the annual meeting are available at:

www.envisionreports.com/NTCT

Easy Online Access – View your proxy materials and vote.

Step 1: Go to www.envisionreports.com/NTCT.

Step 2: Click on Cast Your Vote or Request Materials.

Step 3: Follow the instructions on the screen to log in.

Step 4: Make your selections as instructed on each screen for your delivery preferences.

Step 5: Vote your shares.

When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before August 12, 2022 to facilitate timely delivery.

Shareholder Meeting Notice

NetScout Systems, Inc. Annual Meeting of Shareholders will be held on August 24, 2022 at NetScout Systems, Inc., 310 Littleton Road, Westford, Massachusetts, at 10:00 a.m. Eastern Time.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-5 set forth below:

1.	To elect three class II directors nominated by our Board of Directors, each to serve for a three-year term or until their successors are duly elected and qualified;

01 - Anil K. Singhal

02 - Robert E. Donahue

03 - John R. Egan

2.	To approve the NetScout Systems, Inc. 2019 Equity Incentive Plan as amended.
3.	To approve the NetScout Systems, Inc. 2011 Employee Stock Purchase Plan as amended.
4.	To approve, on an advisory basis, the compensation of NetScout’s named executive officers.
5.	To ratify the appointment of PricewaterhouseCoopers LLP as NetScout’s independent registered public accounting firm for the fiscal year ended March 31, 2023

Note: Your proxy holder will also vote on any other business properly brought before the Annual Meeting.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

Here’s how to order a copy of the proxy materials and select delivery preferences:

Current and future delivery requests can be submitted using the options below.

If you request an email copy, you will receive an email with a link to the current meeting materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.

–   Internet – Go to www.envisionreports.com/NTCT. Click Cast Your Vote or Request Materials.

–   Phone – Call us free of charge at 1-866-641-4276.

–   Email – Send an email to investorvote@computershare.com with “Proxy Materials NetScout Systems, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials.

To facilitate timely delivery, all requests for a paper copy of proxy materials must be received by August 12, 2022.